Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-04947, 333-25717, 333-46357, 333-50509, 333-51588 and 333-62599), Form S-4 (File No. 333-117598) and Form S-8 (File Nos. 333-32579, 333-66041, 333-69869 and 333-102662) of FelCor Lodging Trust Incorporated of our reports dated March 12, 2004, except for Note 6, as to which the date is December 3, 2004, relating to the financial statements and financial statement schedule, which appear in this Form 8-K.

PricewaterhouseCoopers LLP

Dallas, Texas
December 3, 2004